EXHIBIT 99.1

Transcript of

United States Antimony Corporation

United States Antimony Corp. New Company Investor Presentation by Chairman Gary C. Evans

August 08, 2023

Participants

Gary Evans - Chairman of the Board, United States Antimony Corporation

Presentation

Gary Evans - Chairman of the Board, United States Antimony Corporation

Okay. My name is Gary Evans. I'm the new Chairman of the Board of U.S. Antimony. Hope you like the little video we put together. This is the first investor presentation I've done for the company. And the first one, I think has been done for maybe five plus years. So this is a brand-new, put together over the last four days. So we'll get it better refined, but I think it gives you a good overview.

So we're Zoom casting this on the web so that those that cannot be here in Boston today can see the presentation and hear my speech today. And this will be available on our website for about a year, I think. So if you miss it, just dial in.

So I may very well speak about some forward-looking statements, so this keeps me out of trouble with the SEC. Our business. So as the video indicated, this company has been around a long time, over 55 years in business, was founded by John Lawrence, who passed away about three years ago. The company went on public on the New York Stock Exchange in 2012. Symbol was the same, UAMY. And we were fortunate enough to have a pretty good year in 2022, record revenues and net income for the company. And we subsequently made quite a few changes to the Board as well as management in an effort to bring this company up to the level it needs to be.

So we are, as an antimony company, the only North American producer. And historically, there's basically been a number of countries that also participated in antimony production, being Bolivia, Mexico, China, Russia and then Serbia.

Bolivia and Mexico dropped out of the picture, primarily due to China. China started controlling worldwide antimony by their acquisitions and investments in various countries around the world. They actually today control 92% of the world's supply. And so U.S. Antimony made a decision to venture back down to Mexico, where there are a number of mines in existence, and Mexico was the second largest producer of antimony in the world.

So as I mentioned on the revenues, also on production, you can see the sales of antimony for last year were $7.6 million. And the sales for zeolite, which we're going to talk about today, a lot was $3.2 million. So it's -- I think it's very important to note. We're going to take questions after. Very important to note that antimony is on the government's list of critical minerals that are essential for the country's economic and national security. So this is very important from the standpoint that, as many of you know, antimony is used in ammunition. And so it's deemed a critical mineral, and we hope that will lead to some possible contracts with the U.S. government and various branches as we move forward.

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So our company is headquartered in Thompson Falls, Montana. This is a picture of the location. I'm not sure we will stay there. It's very not necessary with the standpoint of being a corporate headquarters. So we are looking at alternatives to a much larger city, which hopefully we'll decide that by the end of the year.

I'm going to take questions afterwards because we're at Zoom. So with respect to the two minerals we're talking about, antimony and zeolite, these are the resources that these minerals are used for. And filtration of water, environmental remediation, you can see, we do nuclear and coal and water contamination. I learned that one of our big clients is AstroTurf, zeolites used on AstroTurf when you lay it. Animal feed supplement is becoming a much larger piece of the business for all zeolite U.S. wide and odor reduction.

On antimony, as I mentioned, ammunitions. The antimony is used -- like if you know lead, it's a very soft material, and it hardens the lead. And so that's where antimony is used in lead, and then primer production, which is the igniter or ammunition. Flame retardants, semiconductors, and we continue to hear about batteries and the need for antimony and batteries. So both of these minerals have a wide array of uses that continue to be growing.

This is the Bear River Zeolite mine and plant. I was just there two weeks ago. I actually took this video myself. So this is where our zeolite comes from. So I gave you a little overview of the Bear River mine. That's over in Preston, Idaho. We put a map here to kind of show you it's a very southeastern corner of Idaho. There's 22 employees there. We did hire a new plant Manager last year, who's doing a bang-up job.

John Lawrence, the Founder of the company, never really had much money. And so a lot of these projects put together with baling wire and band-aids. And the one thing that we're trying to do is bring these facilities up to a condition that's more conducive for higher production, higher volumes, so modernizing them. And the new plant manager that we hired last year is doing a great job. We see tremendous opportunity in this particular mine from a standpoint of the resource and from the standpoint of the existing facilities and its ability to increase throughput.

When I looked at the situation here last year, we had more business than we could deliver product to. And we have done a really good job of increasing throughput, doubling, tripling and hopefully quadrupling. So we have made -- we made some decisions with there two weeks ago about acquiring some additional equipment to further improve efficiency and improve throughput.

So one of the areas we're lacking is modernizing packaging equipment. You could saw -- it's pretty old school. So we are looking at various packaging companies of how we can put together boxes and bags and things quicker to reduce -- to keep the headcount down. So from my visit, and I know the other Board members went there as well, we came away with a really, really good feeling of the zeolite mine there at Bear River.

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So let's look at the various zeolite uses. Odor control, major cause of odor around cattle, hog poultry; animal nutrition, lots of cattle are now being fed zeolite. Believe it or not, it reduces their gases, which has been a big issue; and gas separation used for time to separate water from sewage plants. A lot of water treatment plants are now beginning to use zeolite and realizing the attributes to it, and then obviously in sewage as well.

Then soil amendment and fertilizer has been used in golf courses and parks, agricultural crops; the water filtration, it takes out the heavy metals, the ammonia. And that's really -- the ammonia relates to the cattle as well. And so there's, I think, possibility for chickens and hogs and what have you. Fish farms are using aquariums. Zeolite, one of our customers is the largest supplier of Leslie's Pools. So zeolite is used in all water filtration for pool companies, and we're beginning to grow in that area as well.

So it has many, many products -- possibilities, and we're continuing to see that expand. And so one of our goals is to definitely be able to increase production because there are certain contracts that we were awarded. If you don't meet the supply, then you're going to lose that business. So we're trying to get ourselves positioned so that we can meet really big contract requests that may be coming in the future.

So the first step there is to increase our throughput, improve our efficiency. And there is continuing to be price improvement in zeolite. We're looking at that right now about a price increase on our products. So I think we're in a really good position with this particular mineral. These are the zeolite revenues coming out of the BRZ mine.

And as you can see, we broke a record last year. But this number ought to be $10 million, $15 million, $20 million. That's what it ought to be, and that's where we're trying to improve our efficiency so we can get to those bigger numbers. The orders for 2023, I can tell you, even though we haven't put out our Qs yet, but they are very, very strong. And we've had some downtime at this mine. We had some last year. We've had some this year. And we're trying to get back-up equipment, be much more efficient that when something goes down that we're not down completely.

We also have built two huge sheds out there at this mine to store zeolite for the wintertime. So the snow, we previously had been using tarps and these sheds, one is complete and one will be done in the next couple of weeks. And so having inventory, which is we've never had before, we've always been on a -- we'll make it when we get the order is something we're trying to change. So we've gone really from about five tons per hour to about 12 tons per hour in production here, and that should improve further as the year goes by.

So let's jump to antimony. And these are the various byproducts of antimony, as you can see on the left-hand margin, and used in all kinds of different uses. This is our production locations. Everything we have regarding antimony is in the country of Mexico. These are the various smelters and where they're located. This is a focus on the company, immediately trying to figure out -- I can tell you right now, we have too many locations.

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Some of these are going to be gone. We're trying to determine that very rapidly. They're -- in my opinion, there's way too much cost associated with Mexico versus the sales. So we're trying to figure out how we can significantly cut costs. And so you will see some changes here prior to year-end regarding these number of locations.

So we think we have, I don't know, a 4% share of the market, but we have the only two operating permitted antimony smelters in North and Central America, which says something. Again, China controls 92% of this. So we're the only U.S. domestic producer of antimony products, and that's why I get back to the government. The government ought to be knocking down our door saying, hey, we want more antimony. And so we're trying to convince different agencies of this unique position that we're in.

We can ship our products on short notice. We're vertically integrated with these mines in Mexico, and our smelter in Coahuila is the largest operating smelter in Mexico or the U.S. And so this gives you an idea of what we're doing in the antimony area.

So here's Rotterdam prices last year, prices did go up significantly. I can tell you this year, they're a little lower than they were in 2022. They're above the 2021 number, but lower than the '22 number. This is our sales of antimony, and you can see they fluctuated quite a bit. And they were $7.6 million this year. We're running below that. I can tell you in 2022, probably closer to the 2021 number. And hopefully, we're going to figure out why that is. Average price of antimony per pound, you can see, went up in 2022. It's just under $4 so far in 2023, or I should say, $5.

These are sales of the largest customers. You can see company A and company B represent about half of our antimony sales. So we've definitely got some growth, I think here, and we're trying to better understand where this goes going forward. I wish that was U.S. government, but I don't think any of it is today.

This is commodity data for metals. Just going back to 2013, kind of showing you how metals have just increased overall. And so it kind of shows you that while we're down a little bit, I think, in '22, '23, I do think it's stabilizing and adjusting. So let's look at some of the accomplishments we've made.

Since sort of a new group, a new regime has come on. On senior management changes, our President resigned a couple of weeks ago. He left the company and the Board. He was John Lawrence's son, Russ Lawrence. We brought -- we've been negotiating to bring on a new CFO for three or four months. We brought a guy on. He started July 31, same as Rick Isaak. We're very excited about him.

One of the biggest issues as a finance guy that I've had since been on this Board in November is that we didn't have specific numbers by property to understand our profitability, understand our cost, to understand what changes need to be made. And just being on Board not even two weeks, I've got all kinds of information that I had not seen for eight months.

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So with the changes of senior management, we did have three resignations from the Board, which opened up our ability to place additional Board members. So we just appointed another one about a week ago, we got in Mike McManus, who sat on the board with me at Novavax for 24 years. And Mike, if you look at his resume, has some great ties to our government and worked in the Office of the President and, hopefully, will help us open up some doors there. I'm the new Chairman, as we talked.

So the BRZ mine, as I mentioned, we've -- since we've kind of been around, there's definitely an increase in production. The complaints from some of our customers have gone away. And customers saying, I will give you even more business if you can prove to me that you can increase throughput. And so that's what we're working hard on right now, is trying to figure out ways to increase this throughput.

One of our largest customers was so upset, and I think our Management Board were able to salvage that, and that customer has now become a great friend. So we have done a lot just in a number -- a few months, and there's going to be a lot more coming. We've just really begun to peel the onion and try to make the fixes that we need with this company.

So what is our forward strategy? As I said, a lot of the things in this company are archaic. We're trying to bring it to the 21st century. Improving the throughput of BRZ is very high priorities, as I've already mentioned. The thorough review of all the Mexican smelters and mines is something that we'll hopefully accomplish in the next 60 days. There is a clear consolidation that needs to occur. We do have to deal with cartels in Mexico. Two cartels actually run our mines. So it's not an easy process.

Familiarize ourselves for the U.S. government branches. We're already doing that. Some of our Board members are making presentations to Senators. We're getting really positive feedback from every time we do something like that. We need to diversify our customer base, not only in the U.S., but internationally. And one of the plans, I want is to follow universal shelf registration statement so when an opportunity comes about, we're ready.

And as you know, we were late filing our Form 10-K. That was filed. It's important to note, we got a very clean opinion. There's no going concern qualifications, and there were no numbers change. So the delay on the 10-K strictly had to do with management, which is no longer around. And we have a new CFO. Our two 10-Qs that are due, we're weeks away, not months, weeks away in filing those.

We are a retail-based stock. We don't have hardly any institutional ownership. And so telling our story like today, beginning to go to conferences, beginning to -- I spoke to the head of Bank of Montreal yesterday, who's getting me introduced to mining analysts of the biggest mining bank in North America. And so we're still deemed a microcap, being a $50 million market cap, but we got to start making those inroads and then telling our story. I mean -- and our story has got to get better, and it's not going to get better until we start doing some other things.

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So acquisitions. There are three acquisitions I'm looking at, at present. One, we plan on bidding on here within a week. So we've got to grow. We've got the cash. We got $15 million to $19 million of cash any given day on our balance sheet, and we need to make good strategic acquisitions at one plus one is three.

They got to be complementary to our business and, hopefully will strengthen our management team as well. So I will tell you those three acquisitions are all in the zeolite area. And from my perspective, that is an area that's very -- we know well. We have tons of business that wants to give us more business and we don't have the supply so -- because we're getting there. But I think a diversity in the zeolite area is great.

As I told you, the antimony, for me, the jury is out. We got to go to Mexico. We got to figure all this out. We got to cut costs, and we got to hopefully win a contract. But they're both great assets of the company, just been poorly, poorly managed in my opinion. And that's why we've got new Board members, we've got new management members. We're going to be -- we're going to see additional management changes going forward to hopefully strengthen our team so that we can take this company to the new area.

Insider purchases, we put our money where our mouth is. Two board members that are new. Tim was put on Board a few months before me, and we both have bought shares in the open market. We did have a share repurchase program last year. Obviously, we couldn't do that when the K was late, but we did buy almost 0.5 million shares under that program.

This is kind of the corporate profile, 52-week range, market cap. Cash at the end of the year was right at $19 million. We trade a lot of volume, 197,000 shares a day. So we've got liquidity in the stock, about 108 million shares outstanding. We will be having an Annual Meeting this year, probably in November or December. We'll be giving you notice for that as well.

And so that is my presentation. So we'll sign off on the webcast, and then I'll talk to you guys separately. Thank you.

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